UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 28, 2024

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(832) 962-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	TELL	NYSE American LLC

8.25% Senior Notes due 2028	TELZ	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 28, 2024, Tellurian Production LLC (“Tellurian Production Company”) and Tellurian Operating LLC (together with Tellurian Production Company, “Seller”), each an indirect wholly owned subsidiary of Tellurian Inc. (“Tellurian” or the “Company”), closed the transactions contemplated by the previously announced purchase and sale agreement (the “Upstream PSA”) with Aethon United BR LP, a Delaware limited partnership (“AU BR”), and Aethon III BR LLC, a Delaware limited liability company (together with AU BR, “Buyer”), pursuant to which Seller sold its upstream and related midstream assets in the Louisiana region of the Haynesville Shale to Buyer for an aggregate purchase price of $260.0 million, subject to certain customary adjustments set forth in the Upstream PSA (the “Asset Sale”).

In accordance with Article 11 of Regulation S-X, the Company is providing as Exhibit 99.1 hereto the unaudited pro forma condensed balance sheet of Tellurian as of March 31, 2024, and the unaudited pro forma condensed consolidated statements of operations of Tellurian for the three months ended March 31, 2024, and for the years ended December 31, 2023, 2022, and 2021, all of which reflect the Asset Sale.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

In accordance with the terms of the indenture governing the terms of the Company’s 10.00% Senior Secured Notes due 2025 (the “Senior Notes”), on June 28, 2024, approximately $240.0 million of the net cash proceeds from the Asset Sale were used to fully retire and discharge all of the Company’s then-outstanding obligations under the Senior Notes, comprised of approximately $229.9 million in aggregate principal amount, approximately $5.6 million in accrued interest, and approximately $4.5 million in stock shortfall amount.

Item 7.01	Regulation FD Disclosure.

On July 1, 2024, the Company issued a press release announcing the closing of the Asset Sale. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated into this Item 7.01 by reference.

The information set forth in this Item 7.01, including the information set forth in Exhibit 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed consolidated balance sheet of Tellurian as of March 31, 2024, and the unaudited pro forma condensed consolidated statements of operations of Tellurian for the three months ended March 31, 2024, and for the years ended December 31, 2023, 2022, and 2021, that reflect the Asset Sale are attached as Exhibit 99.1 and are included herein.

(d)	Exhibits.

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Consolidated Balance Sheet of Tellurian as of March 31, 2024, and the Unaudited Pro Forma Condensed Consolidated Statements of Operations of Tellurian for the Three Months ended March 31, 2024, and for the Years Ended December 31, 2023, 2022 and 2021, which give effect to the Asset Sale

99.2	Press Release, dated as of July 1, 2024

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

Date: July 1, 2024	By:	/s/ Simon G. Oxley
	Name:	Simon G. Oxley
	Title:	Executive Vice President and Chief Financial Officer

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